Exhibit 1.1

Equity Distribution Agreement

BORR DRILLING LIMITED

Common Shares
Having an Aggregate Offering Price of up to
$40,000,000

Equity Distribution Agreement

July 6, 2021

Clarksons Platou Securities, Inc.
280 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

Borr Drilling Limited is an exempted company limited by shares and registered in Bermuda (the “Company”). The Company and its direct and indirect subsidiaries are herein called the “Company Entities” and each, a “Company Entity.” The Company confirms its agreement (this “Agreement”) with Clarksons Platou Securities, Inc. (the “Agent”) as follows:

1.
Description of Shares.  The Company proposes to issue and sell through or to the Agent, as sales agent and/or principal, Common Shares of the Company, par value $0.05 per share (the “Common Shares”), having an aggregate gross sales price of up to $40,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For avoidance of doubt, the capitalized term “Shares” as used in this Agreement refers only to the Common Shares to be sold pursuant to this Agreement.  For purposes of selling the Shares through the Agent, the Company hereby appoints the Agent as exclusive agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Agent agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein.  Whenever the Company determines to sell the Shares directly to the Agent as principal, it and the Agent may enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit B hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 20 hereof.

2.	Representations and Warranties. The Company represents and warrants to, and agrees with, the Agent that.

2.1
The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Act”) and has prepared and filed with the Commission a registration statement (File No. 333-254525) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto and any related Rule 462(b) Registration Statement filed prior to the Execution Time or prior to such time this representation is repeated or deemed to be made, has been declared or become effective under the Act. Copies of such Registration Statement and each of the amendments thereto, if any, are publicly available at www.sec.gov.  Any reference to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents or information incorporated by reference or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed or furnished under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference or deemed to be incorporated by reference in the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed or furnished with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference or deemed incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

2.2
The Registration Statement conformed when filed and will conform in all material respects on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Shares, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, with the applicable requirements of the Act and the rules and regulations thereunder. The Prospectus Supplement and the Prospectus conformed or will conform in all material respects when filed with the Commission pursuant to Rule 424(b), and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of the Shares, to the requirements of the Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus Supplement or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

2.3
The Registration Statement, as of each Effective Date, at the Execution Time, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein.

2.4
The Prospectus, at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein.

2.5
The documents incorporated by reference in the Prospectus Supplement or the Prospectus when taken together with the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.6
At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

2.7
The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

2.8	The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2.9
The Company is not party to any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

2.10	The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

2.11
The issued and outstanding share capital of the Company consists of the number of Common Shares specified in the Prospectus, as adjusted for the sale of any Shares pursuant to this Agreement or any Terms Agreement. The Company has an authorized capitalization as set forth in the Prospectus and all of the issued Common Shares, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Shares contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any non-U.S. subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except for such Liens or encumbrances described in the Prospectus.

2.12
Except as described in the Prospectus, there are no (a) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company Entities which give the right of any party other than a Company Entity to acquire such equity interests or (b) outstanding options or warrants to purchase any securities of the Company Entities. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company.

2.13	No holder of securities of the Company has rights to the registration of such securities under the Registration Statement.

2.14
Each of the Company Entities has been (a) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus, and (b) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (b), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below); and each material subsidiary of the Company has been listed in exhibit 8.1 of the Annual Report on Form 20-F which is incorporated by reference into the Registration Statement and the Prospectus.

2.15
The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement and upon the terms set forth in the Prospectus. All corporate actions required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement have been validly taken.

2.16	This Agreement has been duly authorized, executed and delivered by the Company.

2.17
None of (a) the offering, issuance and sale by the Company of the Shares pursuant to the terms of this Agreement, (b) the consummation of the transactions contemplated hereby or (c) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus (i) conflicts or will conflict with or constitutes or will constitute a violation of the memorandum of association, bye-laws, certificate of incorporation or other organizational documents of the Company Entities (the “Organizational Documents”), (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound it being understood that the Company may need to seek a waiver under one of its facility agreements with respect to use of proceeds of offerings hereunder after the end of 2021 as disclosed in the Prospectus, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body (including the Oslo Børs), administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (iv) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities, except, in the case of clauses (ii), (iii) and (iv), that would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (A) the business, properties, general affairs, management, financial position, shareholders' equity or results of operations of the Company Entities, taken as a whole, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Prospectus.

2.18
No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets is required in connection with (a) the offering or sale by the Company of the Shares, (b) the execution, delivery and performance of this Agreement or the fulfillment of the terms hereof or thereof by the Company hereto or thereto or (c) the consummation of any other transactions contemplated by this Agreement, except in each case such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or FINRA.

2.19
None of the Company Entities is (a) in violation of any of its Organizational Documents, (b) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it or any of its properties or assets or (c) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (b) and (c), for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

2.20
At each Settlement Date and each Time of Delivery, if any, the Shares to be issued and sold on such date will be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non assessable and will conform in all material respects to the description of the Common Shares contained in the Prospectus.

2.21
Except as set forth in the Prospectus, no labor problem or dispute with the employees of any of the Company Entities exists, or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company Entities’ principal suppliers, contractors or customers except as would not, individually or in the aggregate, have a Material Adverse Effect.

2.22
None of the Company Entities has, since the date of the latest financial statements included in the Prospectus, (a) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (b) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Entities taken as a whole, in each case otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus (except as disclosed in the Registration Statement and the Prospectus), there has not been (x) any change in the number of issued Common Shares or other equity securities (other than as a result of (i) the exercise, if any, of share options or the award, if any, of shares options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Prospectus or (ii) the issuance, if any, of shares or other equity securities upon conversion of Company securities as described in the Prospectus) or long term debt of any of the Company Entities or (y) any Material Adverse Effect.

2.23
The historical financial statements of the Company included in the Prospectus and the Registration Statement, together with the related schedules and notes, present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected historical, financial, and operating information incorporated by reference in the Registration Statement and the Prospectus from the Company’s Annual Report on Form 20-F under the caption “Item 3.A. Key Information—Selected Financial Data” present fairly the information shown therein and are presented on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived; all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.24
PricewaterhouseCoopers LLP, who have audited certain financial statements included in the Registration Statement and the Prospectus and delivered their reports with respect thereto, are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board; PricewaterhouseCoopers AS, who have audited certain financial statements included in the Registration Statement and the Prospectus and delivered their reports with respect thereto, was at all relevant times an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

2.25
There is no (a) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Company Entities is or may be a party or to which property of any of the Company Entities is or may be subject or, to the Company’s knowledge, to which any affiliate or director of the Company is or may be subject or that would be required to be disclosed in the Registration Statement, which is not disclosed in the Prospectus as required, (b) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Company Entity or (c) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Company Entities is or may be subject or, to the Company’s knowledge, to which any affiliate or director of the Company is or may be subject, that, in the case of clauses (a), (b) and (c) above, could, individually or in the aggregate, (i) have a Material Adverse Effect, (ii) prevent or result in the suspension of the offering and sale of the Shares or (iii) in any manner draw into question the validity of this Agreement.

2.26
The Company Entities do not own any real property. The Company Entities have good title to all personal property described in the Prospectus as owned by the Company Entities, and each relevant subsidiary of the Company holds, directly or indirectly, the interest in the applicable drilling rig or vessel (“Rig”) set forth opposite its name on Exhibit A, in each case free and clear of all Liens except (a) as described, and subject to the limitations contained, in the Prospectus, (b) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Prospectus, and (c) any ship repairer’s or outfitter’s possessory lien (unless such a lien is prohibited under the terms of a Company Entity’s financing), any lien or master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading and in accordance with usual maritime practice; liens for salvage, or any other lien arising by operation of law in the ordinary course of trading (and not as a result of any default or omission by a Company Entity) (the Liens described in clauses (a), (b) and (c) above being “Permitted Liens”) ; with respect to any interest in real property and buildings held under lease by Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

2.27
Each Rig is duly registered under the laws of the jurisdiction set forth on Exhibit A in the name of the applicable entity identified on Exhibit A, free and clear of  all defects of the title of record; and all past and current taxes, impositions, duties, levies and other similar charges (“Taxes”) due with respect to each such Rig have been paid, and each such Rig is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each Rig has been operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective Rig (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, licenses and other requirements (including, without limitation, all Environmental Laws (as defined below)). The relevant Company Entities are qualified to own or lease, as the case may be, and operate such Rigs under all applicable international, national, state and local conventions, laws, regulations, orders, licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such Rig’s flag state, except for such qualifications as are not material in nature.

2.28
Each of the Company Entities has filed all foreign, federal, state and local Tax returns that are required to be filed or has requested extensions thereof (except in any case where the financial statements are pending and therefore not able to be filed or in which the failure so to file would not have a Material Adverse Effect) and has paid all Taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (a) for (i) the aggregate $5,700,000 withholding tax imposed by the taxing authority in Nigeria (with respect to subclause (A) below) and Mexico (with respect to subclauses (B), (C) and (D) below) on unsettled inter-company bareboat charter fees to be paid by (A) Borr International Operations I Inc. to Borr Jack-Up I Inc., Borr Gerd Inc., Borr Groa Inc., and Borr Natt Inc., (B) Borr Drilling Contracting S de RL de CV to Borr Galar (UK) Ltd. and Borr Odin (UK) Ltd., (C) Perforaciones Estrategicas e Integrales Mexicana, S.A. de C.V. to Borr Gersemi (UK) Ltd, and (D) Perforaciones Estrategicas e Integrales Mexicana II, SA de CV to Borr Grid (UK) Ltd, for the 2019 and 2020 tax years, which taxes will be paid (together with any applicable penalties and interest) when such fees are settled and (ii) any such assessment, fine or penalty that is currently being contested in good faith, for which appropriate reserves are maintained in accordance with U.S. generally accepted accounting principles, or (b) as would not have a Material Adverse Effect.

2.29
The Company Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company Entities have no reason to believe that they will not be able to (a) renew their existing insurance coverage as and when such policies expire or (b) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost materially similar to the current cost of such coverage.

2.30
No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

2.31
Except as described in or contemplated by the Prospectus, the Company Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Prospectus, the Company Entities are in compliance with the terms and conditions of all such Governmental Licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; and the Company Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect.

2.32
Each Company Entity (a) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined herein) (“Environmental Laws”), (b) has received all material permits required of it under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”), (c) is in compliance in all material respects with all terms and conditions of any such permits and (d) does not have any material liability in connection with any known or threatened release into the environment of any Hazardous Material. The term “Hazardous Material” means (i) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Company periodically reviews the effect of Environmental Laws on the Company Entities’ business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that it believes are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities relating to the Rigs would not, individually or in the aggregate, have a Material Adverse Effect.

2.33
Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company Entities (a) own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on each of their business, and (b) have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company Entities.

2.34
No relationship, direct or indirect, exists between or among any Company Entity, on the one hand, and the directors, officers, shareholders, affiliates, customers or suppliers of any Company Entity, on the other hand, that is required under the Act and rules and regulations thereunder to be described in the Prospectus but is not so described.

2.35
There are no agreements, contracts, indentures, leases or other instruments that are required under the Act and rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. The statements included in the Registration Statement and the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

2.36
The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules and regulations of the New York Stock Exchange (the “Exchange”) that are effective and applicable to the Company.

2.37
The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none of the Company Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.38
The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended;  and based on the Company’s current and expected assets, income and operations as described in the Prospectus, the Company believes that it is not likely to become a PFIC.

2.39
The statements set forth in the Prospectus under the caption “Description of Common Shares”, insofar as they purport to constitute a summary of the terms of the Shares, or under the caption “Plan of Distribution” in the Prospectus or under the captions “Item 4.B. Business Overview—Regulation”, “Item 7.B. Major Shareholders and Related Party Transactions—Related Party Transactions” and “Item 10.E. Additional Information—Taxation” in the Company’s Annual Report on Form 20-F, each, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

2.40
None of the Company Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.41
No Company Entity nor any director, officer, nor to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of any Company Entity, is aware of or has taken any action, directly or indirectly, (a) that would result in a violation by such Persons of applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) and the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”), or (b) in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in order to obtain or retain business or otherwise secure an improper business advantage.  The Company Entities and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and other applicable anti-corruption laws and have instituted and maintain policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

2.42
The operations of the Company Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the anti-money laundering statutes of all applicable jurisdictions, including but not limited to the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.43
None of the Company Entities, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company Entities is currently the subject or the target of or engaged in any activities in violation of any applicable sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is any of the Company Entities located, organized, or resident in a country or territory that is the subject or target of Sanctions,  and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of or with any person or entity, or in any country or territory that, at the time of such financing, is the subject of a Sanction or in any other manner that would result in a violation of Sanctions by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise).

2.44	Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

2.45
None of the Company Entities has distributed or will distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, and the Prospectus, and other materials, if any, permitted by the Act, including Rule 134 or Rule 164 thereunder.

2.46	The Shares have been approved to be listed on the Exchange, subject to official notice of issuance.

2.47
Except as disclosed in the Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (a) complies with the applicable requirements of the Exchange Act, (b) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (c) is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.

2.48
Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

2.49
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company Entities is made known to the Company's principal executive officer and principal financial officer by others within those entities.

2.50
No stamp or other issuance or transfer Taxes are payable by or on behalf of the Agent in connection with the execution and delivery of this Agreement, the issuance by the Company or sale by the Company of the Shares or the consummation of the transactions contemplated by this Agreement.

2.51
There are no contracts, arrangements or understandings between any Company Entity and any person that would give rise to a valid claim against any Company Entity or the Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

2.52
(a) The information technology systems, equipment and software used by the Company Entities in their business (the “IT Assets”) (i) are adequate for the operation of the business of the Company Entities as currently conducted; (ii) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company Entities’ business as currently conducted and (iii) to the Company's knowledge are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase any software, which could, individually or in the aggregate, have a Material Adverse Effect; (b) the Company Entities have implemented commercially reasonable backup and disaster recovery technology processes consistent with applicable standard industry practices; and (c) to the Company’s knowledge and except to the extent described in the Registration Statement and the Prospectus, no person has gained unauthorized access to any IT Asset since the Company’s inception which would, individually or in the aggregate, have a Material Adverse Effect.

2.53
(a) With regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of all data and information that identifies or relates to a distinct individual, including without limitation IP addresses, mobile device identifiers, geolocation information and website usage activity data, or that is directly linked to such information (collectively, “Personal and Device Data”), the Company Entities have operated in a manner compliant with all applicable laws and regulations (including the European Union General Data Protection Regulation or “GDPR”) (“Privacy Legal Obligations”), except, as would not individually or in the aggregate, have a Material Adverse Effect; (b) the Company Entities have policies and procedures consistent with industry practices designed to ensure the Company Entities comply with such Privacy Legal Obligations, except, as would not individually or in the aggregate, have a Material Adverse Effect; (c) the Company Entities maintain data security policies and procedures consistent with industry practices designed to protect the confidentiality, security, and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device Data; (d) the Company Entities have policies and procedures consistent with industry practices and contractual obligations to require third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data and to comply with Privacy Legal Obligations, except, as would not individually or in the aggregate, have a Material Adverse Effect; and (e) to the Company’s knowledge, there has been no unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the Company Entities except in each case as would not individually or in the aggregate, have a Material Adverse Effect.

2.54
(a) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (b) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (c) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (d) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (e) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (f) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (g) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (h) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (i) none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (2) a material increase in the Company Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company Entities’ most recently completed fiscal year, except in each case for clauses (a)-(i) above as would not individually or in the aggregate have a Material Adverse Effect.

2.55
None of the Company Entities or their properties or assets has immunity under Bermuda, United Arab Emirates, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, United Arab Emirates, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that any of the Company Entities or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 16, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

2.56
Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Bermuda, without reconsideration or reexamination of the merits.

2.57
The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of the Bermuda, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus.  The Company has the power to submit, and pursuant to Section 14, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

2.58	The indemnification and contribution provisions set forth in Section 7 do not contravene Bermuda law or public policy.

2.59
Except as disclosed in the Registration Statement and the Prospectus, no approvals are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares.  Under current laws and regulations of Bermuda and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Bermuda will be subject to income, withholding or other Taxes under laws and regulations of Bermuda or any political subdivision or Taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or Taxing authority thereof or therein.

2.60
The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any Tax be paid in any such jurisdiction on or in respect of any such document.

2.61
The Agent is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

2.62	The Company is in compliance in all material respects with all applicable Norwegian securities laws and the rules and regulations of the Oslo Børs.

2.63	The Company is a “foreign private issuer” as defined in Rule 405 under the Act.

Any certificate signed by any officer of the Company and delivered to the Agent or counsel for the Agent in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent.

3.	Sale and Delivery of Shares.

3.1
Sale of Shares by Agent, as Sales Agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Agent, acting as sales agent, and the Agent agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

a)
The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that (A) is a trading day for the Exchange, (B) the Company has instructed the Agent by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the Shares to be sold by the Agent daily as agreed to by the Agent (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold, which minimum price shall not be less than $0.05 per Share.  Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day.  The gross sales price of the Shares sold under this Section 3.1 shall be the market price for the Company’s Common Shares sold by the Agent under this Section 3.1 on the Exchange at the time of sale of such Shares.  In any event, the Agent cannot and will not sell fractional Shares.

b)
The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

c)
The Company shall not authorize the issuance and sale of, and the Agent shall not sell, any Share at a price lower than (A) $0.05 or (B) any higher minimum price therefor designated, if any, from time to time by the Board, a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to the Agent in writing.  The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. During any such period of suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4.11 - 4.17, be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 2 or 4 hereof, or be obligated to conduct any due diligence session as referred to in Section 4.18 until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4.11).

d)
The Agent may sell the Shares (A) by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Act, including ordinary brokers’ transactions through the facilities of the Exchange at market prices or in block transactions or as otherwise agreed between the Company and the Agent and (B) on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent pursuant to a Terms Agreement.

e)
The compensation to the Agent for sales of the Shares with respect to which the Agent acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Shares sold pursuant to this Section 3.1 and payable as described in the succeeding subsection 3.1(f) below.  The foregoing rate of compensation shall not apply when the Agent acts as principal, in which case the Company may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

f)
The Agent shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the Exchange each day in which the Shares are sold under this Section 3.1 setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.  Such compensation shall be set forth and invoiced in periodic statements from the Agent to the Company, with payment to be made by the Company promptly after its receipt thereof.

g)
Settlement for sales of the Shares pursuant to this Section 3.1 will occur on the second Business Day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company (or the Company's transfer agent) to the Agent against payment  of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to the Agent’s or the Agent’s designee’s account (provided that the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the Company by federal funds wire transfer to the account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.  If the Agent breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Agent. The applicable sales proceeds on any Settlement Date shall be delivered simultaneously with the Shares delivered by the Company.

h)
At each Applicable Time, Settlement Date and Representation Date   (as defined in Section 4.11), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented as of such date.  Any obligation of the Agent to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

3.2
Sale of Shares by Agent, as Principal. If the Company wishes to issue and sell Shares pursuant to this Agreement but other than as set forth in Section 3.1 of this Agreement (each, a “Placement”), it will notify the Agent of the proposed terms of such Placement, which terms shall be approved by the Board.  If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

3.3
Terms Agreement. Each sale of the Shares to the Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Agent.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent.  The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agent. No Terms Agreement may authorize the sale of fractional Shares.

3.4
Limitation on Number and Amount of Shares Sold. Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement (in the aggregate) exceed (i) the aggregate amount set forth in Section 1, (ii) the Common Shares available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Agent in writing.

3.5
Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4.	Agreements. The Company agrees with the Agent that:

4.1
Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein) or any Rule 462(b) Registration Statement unless the Company has furnished to the Agent a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Agent reasonably objects.  The Company has properly prepared the Prospectus, in a form approved by the Agent, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus required to be filed under the Act or the rules and regulations thereunder to be properly prepared, in a form reasonably approved by the Agent, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby.  The Company will promptly advise the Agent (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use promptly its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

4.2
Notice of Material Change. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus, as supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agent so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Agent in such quantities as the Agent may reasonably request.

4.3
Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agent of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 4.1, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agent in such quantities as the Agent may reasonably request.

4.4
Reports to Security Holders and Agent. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Agent an earnings statement or statements of the Company Entities which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

4.5
Signed Copies of Registration Statement. The Company will furnish, or otherwise make available upon request, to the Agent and counsel for the Agent, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Agent or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Agent may reasonably request.

4.6
Qualifications. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agent may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

4.7
No Issuer Free Writing Prospectus. The Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433 without the prior consent of the Agent.

4.8
Limitation on Sale of Common Shares. If sales of the Shares have been made but not settled, or the Company has had outstanding with the Agent any instructions to sell the Shares, in either case, within the prior five Business Days, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction without (i) giving the Agent at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agent suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agent in light of the proposed transaction; provided, however, that the Company may (i) issue and sell Shares pursuant to this Agreement or any Terms Agreement, (ii) grant equity awards under the Company’s Long-term Incentive Program, as it may be amended, and issue Common Shares upon exercise or vesting thereof and (iii) issue Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Registration Statement and the Prospectus.

4.9
Market Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

4.10
Notifications to Agent. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 6 herein.

4.11
Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares and other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii), (iii), (iv), (v) or (vi) below), (ii) the Company shall file a Report on Form 6-K (each a “Quarterly Report”) containing reviewed quarterly financial statements for the three months ended March 31, June 30 or September 30 (the date of each such filing, and any date on which an amendment to any such document is filed, a “Quarterly Filing Date”), (iii) the Company shall file an Annual Report on Form 20-F (the date of each such filing, and any date on which an amendment to any such document is filed, an “Annual Filing Date”), (iv) the Shares are delivered to the Agent as principal at the Time of Delivery pursuant to a Terms Agreement, (v) the Company shall file a Report on Form 6-K containing financial statements, which is incorporated by reference into the Registration Statement or (vi) otherwise as the Agent may reasonably request upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i) - (vi) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 6.4 of this Agreement which were last furnished to the Agent are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6.4, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the foregoing or anything in this Agreement to the contrary, no (i) “Representation Date” shall be deemed to occur during any period where either the Company or the Agent has suspended sales hereunder and (ii) the period from and including the Execution Time until the date that the Company notifies the Agent that it intends to commence sales under this Agreement shall be deemed to be such a period of suspended sales and no commencement of the offering of the Shares shall be deemed to occur during such period.

4.12
Opinions of Company Counsel. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent the written opinions of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel to the Company, dated and delivered the date of such Representation Date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent, of the same tenor as the opinions provided in Exhibit C, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions.  The requirement to provide opinions pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which no instruction to the Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Representation Date when the Company relied on such waiver and did not provide the Agent the opinions pursuant to this paragraph, then before the Company instructs the Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agent with such opinions.

4.13
Opinion of MJM. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of MJM Limited (or other counsel satisfactory to the Agent), counsel relating to Bermuda---- law for the Company, dated and delivered the date of such Representation Date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent, of the same tenor as the opinion provided in Exhibit D, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which no instruction to the Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Representation Date when the Company relied on such waiver and did not provide the Agent the opinions pursuant to this paragraph, then before the Company instructs the Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agent with such opinions.

4.14
Opinion of General Counsel. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Joseph Tobing, Head - Legal & Contracts, of the Company (or other counsel satisfactory to the Agent), dated and delivered the date of such Representation Date and addressed to the Agent, in form and substance satisfactory to the Agent, of the same tenor as the opinion provided in Exhibit E, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which no instruction to the Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Representation Date when the Company relied on such waiver and did not provide the Agent the opinions pursuant to this paragraph, then before the Company instructs the Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agent with such opinions.

4.15
Opinion of Watson Farley & Williams LLP. At each Representation Date, if requested by the Agent, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Watson Farley & Williams LLP (or other counsel satisfactory to the Agent) with respect to Marshall Islands, Liberia and Vanuatu matters, dated and delivered the date of such Representation Date and addressed to the Agent, in form and substance satisfactory to the Agent, of the same tenor as the opinion provided in Exhibit F, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.16
Opinion of Agent Counsel. At each Representation Date, Baker Botts L.L.P., counsel to the Agent, shall deliver a written opinion, dated and delivered the date of such Representation Date and addressed to the Agent, in form and substance satisfactory to the Agent.  The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to deliver such opinion. The requirement to provide opinions pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which no instruction to the Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Representation Date when the Company relied on such waiver and did not provide the Agent the opinions pursuant to this paragraph, then before the Company instructs the Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agent with such opinions.

With respect to Sections 4.12 to 4.16 above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under Sections 4.12 to 4.16 above, as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

4.17
Letters of Independent Accountant. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Agent as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 6-K, or an Annual Report on Form 20-F, or (iv) at the Agent’s request and upon a fourteen-day advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 20-F or a Quarterly Report on Form 6-K) incorporated by reference into the Prospectus, the Company shall cause each of PricewaterhouseCoopers LLP and PricewaterhouseCoopers AS or other independent accountants satisfactory to the Agent forthwith, to furnish the Agent a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Agent, of the same tenor as the letters referred to in Section 6.5 but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide letters from the independent accountants pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which no instruction to the Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Representation Date when the Company relied on such waiver and did not provide the Agent the letters from the accountants described in the first sentence of this paragraph, then before the Company instructs the Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agent with such letters.

4.18
Chief Financial Officer Certificate. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Agent as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 6-K, or an Annual Report on Form 20-F, or (iv) at the Agent’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 20-F or Quarterly Report on Form 6-K) incorporated by reference into the Prospectus, the Company shall furnish the Agent a certificate from the Chief Financial Officer of the Company, in form reasonably satisfactory to the Agent, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, stating as of such date, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company, with respect to certain current financial information reasonably requested by the Agent. The requirement to provide a certificate from the Chief Financial Officer of the Company pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which no instruction to the Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Representation Date when the Company relied on such waiver and did not provide the Agent a certificate from the Chief Financial Officer of the Company described in the first sentence of this paragraph, then before the Company instructs the Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agent with such certificate.

4.19
Due Diligence. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Agent, which shall include representatives of the management and the independent accountants of the Company.  The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agent or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agent may reasonably request. The requirement to conduct a due diligence session and cooperate with any due diligence efforts of the Agent shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which no instruction to the Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Representation Date when the Company relied on such waiver and did not conduct a due diligence review or cooperate with any due diligence effort of the Agent, then before the Company instructs the Agent to sell Shares pursuant to this Agreement, the Company shall conduct a due diligence session and cooperate with the due diligence efforts of the Agent.

4.20
Agent Trading. The Company consents to the Agent trading in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

4.21
Disclosures in Periodic Reports. At all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Shares, the Company shall file its Annual Reports on Form 20-F within the periods required under the Exchange Act and, for each of the first three fiscal quarters of the Company’s fiscal year, Quarterly Reports within 90 days after the end of the period covered under such Quarterly Report, each setting forth consolidated financial statements and financial schedules of the Company and the subsidiaries of the Company, together with related notes, prepared in accordance with Regulation S-X under the Act and with United States generally accepted accounting principles consistently applied at the times and during the periods involved. The Company shall disclose in such Annual Reports on Form 20-F and such Quarterly Reports the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period.

4.22
Failure of Certain Conditions. If to the knowledge of the Company, the conditions set forth in Sections 6.1, 6.7 or 6.8 shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

4.23
Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date; and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date.

4.24
Sufficient Common Shares for Issuance. The Company shall ensure that there are at all times sufficient Common Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Shares or Common Shares held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

4.25
Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

4.26	DTC. The Company shall cooperate with Agent and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

4.27	Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

4.28
Sanctions Laws and Regulations.  The Company will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Shares hereunder. Further, the Company will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Shares, directly or indirectly, (i) for any purpose or activity that would reasonably be expected to cause the Agent or any purchaser of the Shares to be in violation of the Sanctions Laws and Regulations or (ii) to fund or facilitate the activities or business of or with any agent or “Specially Designated National” of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations where such activities or business is prohibited or restricted by Sanctions Laws and Regulations.

4.29	Norwegian Securities Laws. The Company shall comply with all applicable Norwegian securities laws and the rules and regulations of the Oslo Børs.

5.
Payment of Expenses.  The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of any certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v)  the listing of the Shares on the Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) reasonable and documented expenses and fees of Agent’s counsel in an aggregate amount not to exceed $112,500.00 through the date hereof and an additional $20,000.00 each subsequent Representation Date; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.
Conditions to the Obligations of the Agent.  The obligations of the Agent under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

6.1
The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

6.2	The Company shall have furnished or caused to be furnished the opinions and letters from its counsel and accountants as set forth in Section 4, on the dates as set forth in Section 4.

6.3
The Agent shall have received from Baker Botts L.L.P., counsel for the Agent, an opinion as set forth in Section 4.16, on the dates as set forth in Section 4, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

6.4
The Company shall have furnished or caused to be furnished to the Agent, on every date specified in Section 4.11 of this Agreement, a certificate by its principal executive officer or principal financial officer dated as of such date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

a)
the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

b)
no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened; and

c)
since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Company Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, as amended or supplemented.

6.5
The Company shall have requested and caused each of PricewaterhouseCoopers LLP and/or PricewaterhouseCoopers AS  to have furnished to the Agent, on every date specified in Section 4.17 hereof and to the extent reasonably requested by the Agent in connection with any offering of the Shares a comfort letter, dated respectively as of such date, in form and substance reasonably satisfactory to the Agent.

6.6
The Company shall have furnished or caused to be furnished to the Agent, on every date specified in Section 4.18 of this Agreement, a certificate by its Chief Financial Officer dated as of such date, with respect to certain current financial information that may be reasonably requested by the Agent.

6.7
Subsequent to the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any material adverse change or decrease not specified in the letter referred to in Section 6.5 or (ii) any adverse change, or any development involving a prospective adverse change that would reasonably be expected to have a Material Adverse Effect, which, in each case in the Agent’s opinion, would materially and adversely affect the market for Shares.

6.8
Between the Execution Time and the time of any sale of Shares through the Agent, there shall not have been any decrease in the rating of any of the debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

6.9	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

6.10	The Shares shall have been listed and admitted and authorized for trading on the Exchange, and satisfactory evidence of such actions shall have been provided to the Agent.

6.11
Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agent and counsel for the Agent, this Agreement and all obligations of the Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Agent.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Baker Botts L.L.P., counsel for the Agent, at 700 K Street NW, Suite 900, Washington, DC 20001, or electronically to Baker Botts L.L.P. at an address provided by it to the Company or its counsel, on each such date as provided in this Agreement.

7.	Indemnification and Contribution.

7.1
The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person who controls the Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus, Base Prospectus, Prospectus Supplement, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

7.2
The Agent agrees to indemnify and hold harmless the Company, its directors, officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with reference to written information relating to the Agent furnished to the Company by or on behalf of the Agent specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Agent may otherwise have.

7.3
Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 7.1 or 7.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7.1 or 7.2.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action).  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

7.4
In the event that the indemnity provided in Sections 7.1, 7.2 or 7.3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agent on the other hand from the offering of the Shares; provided, however, that in no case shall the Agent be responsible for any amount in excess of total discounts and commissions received by the Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds (before deducting expenses) received by the Company from sales of the Shares pursuant to this Agreement and any Terms Agreements, and benefits received by the Agent shall be deemed to be equal to the total discounts and commissions received by the Agent in connection therewith. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls the Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.4.

8.	Termination.

8.1
The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Agent, then Section 4.23 shall remain in full force and effect, (ii) with respect to any pending sale of Shares through the Agent, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination until such Share sale has been completed and such compensation has been paid by the Company and (iii) the provisions of Sections 5, 7, 9, 10, 12, 14, 15, 16 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.2
The Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except  that the provisions of Sections 5, 7, 8.4, 9, 10, 12, 14, 15, 16 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.3
This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8.1 or 8.2 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.

8.4
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3.1(g) of this Agreement.

8.5
In the case of any purchase of Shares by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the Exchange or trading in securities generally on the Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

9.
Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.
Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agent, will be sent to Clarksons Platou Securities, Inc., 280 Park Avenue, NY, NY 10017, Attention: Compliance, Email: GL-SEC-COMPLIANCE@exchange.clarksons.com or, if sent to the Company, will be sent to: Borr Drilling Limited, S.E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda, Attention: Magnus Vaaler, Email: mvaaler@borrdrilling.com.

11.
Successors and Parties in Interest.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement has been and is made solely for the benefit of the Agent and the Company and, to the extent provided in Section 7 of this Agreement, the officers, directors, employees, agents and controlling persons referred to in Section 7 and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person shall acquire or have any right under or by virtue of this Agreement.

12.
No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent and any affiliate through which it may be acting, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Agent, (b) the Agent is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and not as a fiduciary of the Company and (c) the Company’s engagement of the Agent in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) the Agent has not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (e) none of the activities of the Agent in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agent with respect to any entity or natural person.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transactions contemplated by this Agreement.

13.
Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agent with respect to the subject matter hereof.

14.
Applicable Law; Venue.  This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The Company agrees that any suit or proceeding arising in respect of this Agreement and any Terms Agreement or any transaction contemplated by this Agreement and any Terms Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

15.
Appointment of Authorized Agent. The Company has appointed Puglisi & Associates, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

16.
Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

17.
Waiver of Jury Trial.  The Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

18.
Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.	Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

20.	Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2.1 above contained in the Registration Statement at the Execution Time.

“BHC Act Affiliate” shall mean “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. Sec. 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 382.2(b).

“Default Right” shall mean default right as defined and interpreted in accordance with, 12 C.F.R. Sec.Sec. 252.81, 47.2 or 382.1, as applicable.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the latest Prospectus Supplement filed pursuant to Rule 424(b) of the rules and regulations under the Act prior to the relevant Applicable Time.

“Registration Statement” shall mean the registration statement referred to in Section 2.1 above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2.1 hereof.

“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agent.

Very truly yours,

BORR DRILLING LIMITED

By:	/s/ Georgina E. Sousa
Name: Georgina E. Sousa
Title: Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

CLARKSONS PLATOU SECURITIES, INC.

By:	/s/ Maureen O’Brien-Aderholdt
	Name:	Maureen O’Brien-Aderholdt
	Title:	Chief Compliance Officer
Clarksons Platou Securities Inc.

EXHIBIT A

RIGS AND OWNERSHIP

Vessel	Ownership	Flag Jurisdiction
Frigg	Borr Jack-Up I Inc.	Liberia
Saga	Borr Saga Inc.	Liberia
Gunnlod	Borr Gunnlod Inc.	Liberia
Skald	Borr Skald Inc.	Liberia
Idun	Borr Idun Limited	Vanuatu
Mist	Borr Mist Limited	Vanuatu
Gerd	Borr Gerd Inc.	Vanuatu
Groa	Borr Groa Inc.	Vanuatu
Natt	Borr Natt Inc.	Panama
Norve	Borr Jack-Up XIV Inc.	Vanuatu
Odin	Borr Odin (UK) Limited	Liberia
Galar	Borr Galar (UK) Limited	Liberia
Njord	Borr Njord (UK) Limited	Liberia
Grid	Borr Grid (UK) Limited	Liberia
Gersemi	Borr Gersemi (UK) Limited	Liberia
Ran	Borr Ran Inc.	Liberia
Prospector 1	Prospector Rig 1 Contracting Company Limited	Vanuatu
Prospector 5	Prospector Rig 5 Contracting Company Limited	Vanuatu
Thor	Borr Jack-Up XXXII Inc.	Liberia
Tivar	Borr Jack-Up V Inc.	n/a
Vale	Borr Jack-Up VI Inc.	n/a
Heimdal	Borr Jack-Up XXVIII Inc.	Liberia
Gyme	Borr Jack-Up XXIII Inc.	Liberia
Heidrun	Borr Jack-Up XXXI Inc.	n/a
Hild	Borr Jack-Up XXVII Inc.	Liberia
Huldra	Borr Jack-Up XXX Inc.	n/a
Hermod	Borr Jack-Up XXIX Inc.	Liberia

EXHIBIT B

BORR DRILLING LIMITED

Common Shares

TERMS AGREEMENT

[__]

Clarksons Platou Securities, Inc.
280 Park Avenue
New York, NY 10017

Dear Sirs:

Borr Drilling Limited, an exempted company limited by shares and registered in Bermuda (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated July 6, 2021 (the “Equity Distribution Agreement”), between the Company and Clarksons Platou Securities, Inc., to issue and sell to Clarksons Platou Securities, Inc. (“Clarksons”) the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to Clarksons the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].

[Clarksons shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by Clarksons to the Company for the Purchased Shares.  This option may be exercised by Clarksons at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Clarksons, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to Clarksons is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Clarksons and the latter agrees to purchase from the Company the number of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Equity Distribution Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

BORR DRILLING LIMITED

By:
Name:
Title:

ACCEPTED as of the date
first written above.

Clarksons Platou Securities, Inc.

By:
Name:
Title:

Title of Purchased Shares [and Additional Shares]:	Common Shares

Number of Purchased Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by Clarksons Platou Securities, Inc.:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Sections 4.12-4.16.
(2) The accountant’s letters referred to in Section 4.17.
(3) The officers’ certificate referred to in Section 4.11.
(4) Such other documents as the Agent shall reasonably request.

EXHIBIT C

OPINIONS FROM COMPANY’S U.S. COUNSEL

EXHIBIT D

OPINION FROM COMPANY’S BERMUDA COUNSEL

EXHIBIT E

OPINION FROM COMPANY’S GENERAL COUNSEL

EXHIBIT F

OPINION RELATING TO MARSHALL ISLANDS, LIBERIA AND VANUATU LAW